UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/31/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 31, 2009, the Registrant received a letter from the Nasdaq Stock Market ("Nasdaq") notifying the Registrant that it no longer complies with Nasdaq's rules for continued listing since the Registrant did not timely file its Annual Report on Form 10-K for fiscal year 2009 as is required under Nasdaq Rule 5250(c)(1).

The Registrant has 60 days, or until September 29, 2009, to submit its plan to regain compliance with Nasdaq's continued listing requirements, and if that plan is accepted, Nasdaq can grant the Registrant an exception of up to 180 calendar days from the 10-K's filing due date, or until January 25, 2010, to regain compliance. The Company antiicipates that it will file its plan to regain complaince prior to expiration of the 60 day period.

On August 6, 2009, the Registrant issued a press release announcing the Registrant's receipt of the letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: August 06, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release